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                                  EXHIBIT 23.1





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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this report on Form 8-K of BARRA, Inc. of our report dated May 17, 1996, appearing in the 1996 Annual Report to the Shareholders of BARRA, Inc. and incorporated by reference in the Annual Report on Form 10-K of BARRA, Inc. for the year ended March 31, 1996.


Deloitte & Touche LLP

June 28, 1996
Seattle Washington